Exhibit 10.1

Exhibit A

HILL INTERNATIONAL, INC.
2017 EQUITY COMPENSATION PLAN

RESTRICTED STOCK UNITS AWARD AGREEMENT

Pursuant to the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Award Agreement (this “Agreement”) is attached, Hill International, Inc. (the “Company”) has granted to Participant the number of Restricted Stock Units under the Hill International, Inc. 2017 Equity Compensation Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

1.                                      Definitions.  All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

2.                                      Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

3.                                      Grant. The Company hereby grants to the Participant under the Plan an award of the number of Restricted Stock Units set forth on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan.  Each Restricted Stock Unit represents the right of the Grantee to receive, if such Restricted Stock Unit becomes vested, shares of Common Stock.

4.                                      Vesting.  The Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions and satisfaction of the Performance Goals set forth in the Grant Notice.  Restricted Stock Units shall not vest in accordance with any of the provisions of this Agreement unless the Participant shall have been continuously employed by the Company or by one of its Subsidiaries from the Grant Date until the Vesting Date. Notwithstanding the foregoing, the Restricted Stock Units shall (a) immediately vest with respect to 100% of the Restricted Stock Units covered by this Agreement at the Target Level of Performance Goals upon the occurrence of the Participant’s death or Disability; and (b) immediately vest with respect to 100% of the Restricted Stock Units covered by this Agreement at the Target Level of Performance Goals upon the occurrence of a Change in Control.  Unvested Restricted Stock Units under this Agreement shall not be subject to accelerated vesting upon the occurrence of any other events.

5.                                      Payment of Restricted Stock Units.  As soon as reasonably practicable following vesting but in no event later than thirty (30) days following the date of such lapse, the Company shall cause to be delivered to the Participant the full number of shares of Common Stock underlying the vested Restricted Stock Units, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 9 of this Agreement.

6.                                      No Rights to Awards; Non-Uniform Determinations.  The Participant shall not have any claim to be granted any Awards under the Plan.  Neither the Company nor the

Administrator is obligated to treat Participants uniformly, and determinations made under the Plan may be made by the Administrator selectively among Participants who receive, or are eligible to receive, Awards (whether or not such Participants are similarly situated).  In the event of any dispute or disagreement as to the interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Award, the decision of the Administrator shall be final and binding upon all persons.

7.                                      Notices.

(a)                                 Notice to the Company.  Notices intended for the Company shall be deemed validly given only if delivered in person to, or duly sent, postage and fees prepaid, by registered mail or national courier service addressed to the Company at its principal office and to the attention of the Board, or to such other address or officer as the Company or its successors may hereafter designate by written notice.

(b)                                 Notice to the Participant.  Notices intended for the Participant (or any transferee of the Participant) shall be deemed validly given only if delivered in person or duly sent, postage and fees prepaid, by mail or national courier service to the last known address of the Participant (or such transferee) as it appears on the records of the Company or to such other address as the Participant (or such transferee) shall designate by written notice.

(c)                                  General.  Notices under this Agreement must be in writing.  Notices may be sent by nationally or internationally recognized overnight couriers (UPS, Fedex, DHL or other commercial delivery service).  Notices are effective when actually delivered or, if mailed (A) by the United States Postal Service, three days after deposit into the United States mail by registered or certified mail, postage prepaid or (B) a nationally or internationally recognized overnight courier, the next business day after deposit if within the United States, or the second business day after deposit, if not within the United States.

8.                                      No Stockholder Rights.  This Award does not give the Participant any of the rights of a stockholder of the Company unless and until shares of Common Stock are in fact issued to such person in connection with such Award.

9.                                      Withholding.  By Participant’s acceptance of this Agreement, the Participant agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or a Subsidiary, as the case may be, to the Participant.

10.                               Issuance of Shares of Common Stock.  The Participant covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares of Common Stock subject to this Agreement, (i) that Participant takes the shares of

Common Stock for the Participant’s own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares of Common Stock, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Participant agrees that the certificate or certificates evidencing such shares of Common Stock shall bear a legend to the effect of the foregoing.

11.                               No Effect on Employment.  This Agreement is not a contract of employment, as applicable, and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the employment of a Participant who is employed by the Company or any of its Subsidiaries, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Subsidiaries.

12.                               Transferability.  The Restricted Stock Units may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated.

13.                               Amendments. Subject to the terms of the Plan, this Agreement may not be amended or modified except by a written agreement executive by the Company and the Participant or their respective successors and legal representatives.

14.                               Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.                               Complete Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

16.                               Severability.  If any one or more of the provisions contained in this Award Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

17.                               Section 409A.

(a)                                 This Agreement and the Restricted Stock Units granted hereunder are intended to comply with the short-term deferral rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and accordingly be exempt from Section 409A and shall be construed consistently therewith.

(b)                                 Each Restricted Stock Unit granted under this Agreement shall be represented by a separate payment for one Share for purposes of Section 409A.

(c)                                  Notwithstanding Section 17(a), if any portion of the Restricted Stock Units granted under this Agreement is not exempt from Section 409A, any payment provided to the Participant in connection with his or her termination of employment is determined to constitute “nonqualified deferred compensation” (within the meaning of Section 409A), and the Participant is a “specified employee” (within the meaning of Section 409A), as determined by the Company in accordance with its procedures, then any payment that would otherwise be made upon the date of the Participant’s “separation from service” (as determined under Section 409A) or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be paid in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the payment thereafter in accordance with the original schedule.

(d)                                 The Company makes no representations or warranty and will have no liability to the Participant or any other person, other than with respect to payments made by the Company in violation of the provisions of this Agreement, if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

HILL INTERNATIONAL, INC.

By:
Name:
Title:
Address:

I agree to the terms of this Agreement and the Plan.

By:
Name: [insert]

Address: